UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

ICON Cash Flow Partners L.P. Seven Liquidating Trust

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-27926	20-7478738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

      On July 22, 2011, the owners of the Rowan Halifax mobile offshore drilling rig, which was destroyed in 2005 as a result of Hurricane Rita, reached an agreement to settle all claims related to the dispute with Rowan Companies, Inc. (“Rowan”) regarding, among other things, the value of the rig and the amount of insurance Rowan was required to maintain on the rig.  The agreement provides for an approximately $27.5 million payment to the owners of the rig in settlement of all claims of the parties and ends the uncertainty and cost associated with the matter, including the potential for protracted litigation notwithstanding the outcome of the case that was pending before the Supreme Court of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON CASH FLOW PARTNERS L.P. SEVEN LIQUIDATING TRUST
By: ICON CAPITAL CORP., its Managing Trustee

Dated: July 25, 2011	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer